UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Asset Purchase Agreement

On August 16, 2016, Sypris Electronics, LLC (the “Seller”), a wholly-owned subsidiary of Sypris Solutions, Inc. (the “Company”), completed the sale of certain assets, intellectual property, contracts and other assets (the “CSS Sale”) comprised principally of its SioMetrics, Cyber Range, Information Security Solutions and Data Systems product lines. The assets were sold pursuant to the Asset Purchase Agreement between the Company, Seller, and Analog Devices, Inc. (the “Buyer”) dated August 16, 2016 (the “Agreement”) pursuant to which the Company received $42,000,000 in cash consideration.

The Agreement contains customary representations, warranties and covenants of the Seller, the Company (as guarantor of Seller’s obligations) and the Buyer as further set forth in the Agreement. The Buyer deposited $1,500,000 of the cash consideration into an escrow account to be held for up to 12 months in connection with certain post-closing obligations under the Agreement.

The Agreement also includes provisions governing: (a) the retention by the Seller of certain responsibilities with regard to environmental, tax, intellectual property and other liabilities; (b) the administration of employee compensation and benefits during a transitional period; and (c) post-closing indemnities between the Seller and the Buyer.

A portion of the proceeds from the CSS Sale was used to pay off the Company’s Term Loan (as defined below) and pay down the outstanding balance under the Company’s Revolving Credit Facility (as defined below). The retained portion of the Sypris Electronics business segment will continue to provide electronic manufacturing services to customers in the aerospace, defense, medical and severe environment markets, among others.

Consent and Second Amendment

On August 16, 2016, the Company applied a portion of its proceeds from the CSS Sale to repay all current borrowings outstanding under its Amended and Restated Loan and Security Agreement (the “Revolving Credit Facility”) with Siena Lending Group, LLC and its affiliates (“Siena”).

The Company and Siena concurrently entered into a Consent and Second Amendment to the Revolving Credit Facility (the “Consent and Second Amendment”) which: (i) consented to the CSS Sale; (ii) released all collateral rights of Siena with respect to Sypris Electronics, LLC and the Company’s operations and subsidiaries in Mexico; and (iii) reduced the maximum loan commitment from $15.0 million to $8.0 million. The Consent and Second Amendment also reduced certain fees and provided for ongoing borrowings in the ordinary course of business for a period of 90 days following execution of the agreement, with the intention of further amending or terminating the Revolving Credit Facility within that period.

Item 1.02	Termination of a Material Definitive Agreement.

On August 16, 2016, the Company applied a portion of the proceeds from the CSS Sale to pay in full its obligations under the Company’s Loan and Security Agreement (the “Term Loan Credit Agreement”) with Great Rock Capital Partners Management, LLC (“Great Rock”). The Term Loan Credit Agreement and all outstanding obligations, mortgages, liens and other collateral rights related thereto were terminated upon such payment. The key terms of the Term Loan Credit Agreement and the amendment to the Term Loan Credit Agreement were disclosed on the Company’s Current Report on Form 8-K, dated October 30, 2015, as filed with the Securities and Exchange Commission on November 3, 2015 and on the Company’s Current Report on Form 8-K, dated February 25, 2016, as filed with the Securities and Exchange Commission on March 2, 2016.

In connection with the early repayment and termination of the Term Loan Credit Agreement, the Company paid Great Rock approximately $1.3 million in early termination fees, make whole payments and other earned amounts, and Great Rock paid the Company approximately $6.0 million representing the return of the Company’s cash collateral account.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 16, 2016, Seller completed the CSS Sale. The information under Item 1.01 above is incorporated by reference into this Item 2.01.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the CSS Sale on the Company’s historical results of operations and financial position. The accompanying unaudited statements of operations give effect to the CSS Sale as if it occurred at the beginning of the fiscal periods presented. The unaudited pro forma condensed consolidated balance sheet assumes the sale occurred on July 3, 2016. The actual effect of the sale could differ from the pro forma adjustments presented. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information currently available.

The unaudited pro forma information is based on the historical financial statements of the Company and its subsidiaries after giving effect to the proposed transaction and the assumptions and adjustment in the accompanying notes to the pro forma condensed consolidated financial statements and are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma financial information should be read in conjunction with the Company’s historical financial statements, including notes thereto.

The unaudited pro forma condensed consolidated balance sheet of the Company as of July 3, 2016 and the notes thereto and the unaudited pro forma condensed consolidated statements of operations of the Company for six months ended July 3, 2016 and for the years ended December 31, 2015 and 2014 and the notes thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2016, the Company confirmed by telephone to the NASDAQ Stock Market (“Nasdaq”) that its stockholders’ equity, as reported in its Form 10-Q filing for the second quarter of 2016, was below Nasdaq’s minimum listing requirement that we maintain at least $10 million of stockholders’ equity. However, as of the date of this report, the Company believes that its consummation of the CSS Sale has restored the Company to full compliance with this requirement. Our discussion with Nasdaq had no effect on the listing or trading of our common stock on the Nasdaq Global Market at this time, but the Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, in connection with the CSS Sale, John J. Walsh resigned from his positions as Vice President of the Company, and President of Sypris Electronic, LLC to join Buyer’s team.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of July 3, 2016, and notes thereto and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended July 3, 2016, and the fiscal years ended December 31, 2015 and 2014, and notes thereto are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of Sypris Solutions, Inc. as of July 3, 2016, and notes thereto, and the Pro Forma Condensed Consolidated Statements of Operations (Unaudited) of Sypris Solutions, Inc. for the six months ended July 3, 2016, and the fiscal years ended December 31, 2015 and 2014, and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Dated: August 22, 2016
	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of Sypris Solutions, Inc. as of July 3, 2016, and notes thereto, and the Pro Forma Condensed Consolidated Statements of Operations (Unaudited) of Sypris Solutions, Inc. for the six months ended July 3, 2016, and the fiscal years ended December 31, 2015 and 2014, and notes thereto.